CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-101954 on Form N-4 of our report dated February 25, 2021 relating to the consolidated financial statements of Talcott Resolution Life Insurance Company, and of our report dated April 21, 2021 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life Insurance Company Separate Account Seven. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
April 29, 2021